Exhibit 99.1

NEXT BRIDGE HYDROCARBONS, INC. ANNOUNCES PRELIMINARY RESULTS OF ITS JOHNSON PROSPECT DRILLING PROGRAM

The Company also provides additional corporate updates

MIDLAND, TEXAS – January 18, 2024 – Next Bridge Hydrocarbons, Inc. (“Next Bridge,” “our,” “we,” or the “Company”), an oil and natural gas exploration and production company with interests in Texas and Oklahoma announced today the following:

The Company is pleased to announce the results of our recent five well drilling program on the Johnson Prospect acreage in the Orogrande Basin. The Johnson E23 #4 is a new field discovery in the Penn Sand formation and, we believe, it is the first viable conventional producer in the Texas portion of the Orogrande Basin. The shallow vertical well is at a depth of less than 2,100 feet and had an instantaneous spot flow rate of up to 2,500 mcfpd and a peak daily test rate of over 800 mcf with minimal water. These rates were from an open hole natural completion without the assistance of an acid job or a frac job.

Additionally, the Johnson E15 #1, which is approximately 5,000+ feet away from the #4 discovery well, showed comparable gas flares while drilling the Penn Sand. This well is awaiting additional completion work as the Company’s technical team and consultants are working to develop a drilling and completion program for best practices in this new field discovery.

The Company also continues to work on other potential pay horizons that had good to excellent petrophysical log analysis from our third-party petrologist. Of special note, the Bliss Sand/Granite Wash had over 175 feet of continuous live oil shows with significant pay flags on the petrophysical analysis. Although the well encountered technical problems related to the cement job and was unable to be effectively completed, the technical team is confident that the Bliss Sand/Granite Wash could be a significant new field discovery on a possible structure of up to 15,000 acres and closure of up to 1,400 feet. The entire team continues to work on strategies to effectively test this zone, and others, on the Johnson structure.

With the completion of these initial drilling results, the Company will phase in a new leaner management and operational model to build off of the positive developments while realizing cost savings and efficiencies. Accordingly, with many thanks for their valuable leadership and the dedication they have shown for Next Bridge's best interests in this transition phase, the Company announces the mutually agreed departure of both Clifton DuBose as CEO and board member and Luke Hawkins as CFO. Our Chairman of the Board, Greg McCabe, has agreed to bring his significant industry and Orogrande expertise to bear without additional compensation as the new CEO of Next Bridge. Roger Wurtele has accepted the role of CFO, bringing with him more than 40 years of experience and was the former CFO of Torchlight Energy Resources. The Company wishes both Mr. DuBose and Mr. Hawkins continued success in their future endeavors.

Next Bridge is also pleased to announce the addition of Edward Pocock III to its board of directors. Mr. Pocock is a long-time shareholder, USAF veteran, and public servant with expertise in governmental relations. He is a retired 25-year veteran of law enforcement in the State of Connecticut, commanding both Patrol and Detective Divisions of his department before retirement. During Mr. Pocock’s tenure in law enforcement, he gained extensive investigative experience in a multitude of disciplines, including the investigation of embezzlement, fraud, theft, and the misapplication of funds. Administratively, Mr. Pocock upheld high ethical standards in police evidence room practices, developing auditing procedures to meet or exceed strict state compliance standards. Additionally, he provided counsel on multiple database development projects for the state and National Incident Reporting System (NIBRS). Mr. Pocock received a B.S. degree from the Florida Institute of Technology, an M.S. from the University of Louisville, and holds a Six Sigma Black Belt from Villanova University.

As we enter a new year for Next Bridge, Mr. McCabe and the Company continue to share the deep concerns of our shareholders regarding the circumstances surrounding the U3 halt of trading prior to the Next Bridge spinout and the unknown volume of uncovered short positions that may persist in our Company. We echo calls for transparency for the benefit of all industry players, from retail investors to regulators, who can only have informed discussions and make prudent decisions with accurate information. Despite the passage of a year since the U3 halt, critical facts remain elusive. For example, FINRA announced that its investigation showed an approximate aggregate short interest position in MMTLP of 2.65 million shares as of December 12, 2023. However, representatives of short sellers have approached Next Bridge about buying considerably more shares than this figure.

We have offered to speak with FINRA and the SEC to discuss our data, and we also hope to receive clarity on the basis of their own conflicting data. We are awaiting their reply, and believe they share our concern about the discrepancies. We look forward to cooperating with both regulatory agencies and, hopefully, helping contribute to a clearer public accounting of the relevant figures.

In addition to FINRA and the SEC, the Company has communicated the above concerns directly to the offices of U.S. Congressmen and Senators, the U.S. Senate Banking Committee, and the Texas Attorney General, and is cooperating with all relevant authorities in the interests of transparency for our investors. We urge those with the ability to obtain a full audited accounting of positions in our predecessor security as of the spinout to do so with haste and make public what they can-- through whatever category of security, long or short, onshore or offshore, by parties registered with FINRA or not.

For its own part, Next Bridge intends to aggressively explore options for delivering a potential liquidity solution for shareholders. In pursuit of innovative and dynamic strategies, the Company has recently engaged John Tabacco and his consulting firm of Token Team, LLC. Members of Token Team led the first ever successful Public Digital Dividend on the blockchain, executed by Overstock.com subsidiary Tzero, and Token Team will help Next Bridge fully understand all facets and consequences of a potential listing on a blockchain trading platform. Our inquiry into this option is in its infancy and no decisions have been made by the Company at this time, but we wanted to share an example of how Next Bridge is seeking to take action within its means to help our loyal, frustrated, yet relentless retail investor base.

Finally, the Company’s chairman and new CEO, Mr. McCabe stated, "I would like to personally thank all Next Bridge Hydrocarbons shareholders and the entire "MMTLP ARMY" for your efforts in making sure that our story is told. Because of these efforts, the light is now shining bright on this serious problem. I am also thankful for the time and effort of the many concerned State and Federal Congressional representatives who have worked diligently to help find answers to this untenable situation. America has the greatest financial system in the world; however, it is not without flaws. I am hopeful that Congress and the SEC will oversee a solution that is fair and equitable to all. Next Bridge Hydrocarbons is certainly willing to be a part of the solution."

About Next Bridge Hydrocarbons, Inc.

The Company is an independent public reporting energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. Our primary focus has been the development of interests in an oil and gas project consisting of 134,000 contiguous gross acres we hold in the Orogrande Basin in West Texas in Hudspeth County, Texas. In addition, we have minor interests in the Eastern edge of the Midland Basin in Texas, and two minor well interests in Oklahoma. Please visit www.nextbridgehydrocarbons.com for more information.

Next Bridge is a private company insofar as its shares of common stock are not traded on a public stock exchange of any kind. The Company is expected to update its shareholders about certain operational and financial updates related to the Company’s business. To receive timely emails with respect to these corporate developments, please visit https://www.nextbridgehydrocarbons.com/investors and complete the Email Alert/Investor Form. You may also choose to follow our social media channels at @nbhydrocarbons on Twitter and “Next Bridge Hydrocarbons” on LinkedIn.

This statement may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company’s filings with the Securities and Exchange Commission ("SEC") available on the Company’s website or the SEC's website at www.sec.gov.

Contact:

Dennard Lascar Investor Relations

NextBridge@dennardlascar.com